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                            Verizon New Jersey Inc.

                                                                      EXHIBIT 12

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                               Years Ended December 31,
                                                        -----------------------------------------------------------------------
(Dollars in Millions)                                            2001          2000          1999           1998          1997
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
Income before provision for income taxes                     $  950.7      $1,100.2      $1,067.4       $  904.9        $837.4
Equity in income from affiliate                                   (.6)         (2.0)          (.8)           ---           ---
Dividends received from equity affiliate                           .7           1.0            .8            ---           ---
Interest expense                                                119.3         124.7         110.9          105.2         103.8
Portion of rent expense representing interest                    41.6          14.6          15.2           15.9          15.1
Amortization of capitalized interest                              5.5           4.7           4.1            3.5           3.0
                                                        -----------------------------------------------------------------------
Earnings, as adjusted                                        $1,117.2      $1,243.2      $1,197.6       $1,029.5        $959.3
                                                        =======================================================================

Fixed charges:
Interest expense                                             $  119.3      $  124.7      $  110.9       $  105.2        $103.8
Portion of rent expense representing interest                    41.6          14.6          15.2           15.9          15.1
Capitalized interest                                             11.5           9.6           6.7           12.0           7.6
                                                        -----------------------------------------------------------------------

Fixed Charges                                                $  172.4      $  148.9      $  132.8       $  133.1        $126.5
                                                        =======================================================================

Ratio of Earnings to Fixed Charges                               6.48          8.35          9.02           7.73          7.58
                                                        =======================================================================
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